Cathay General Bancorp Announces Third Quarter 2014 Results

LOS ANGELES, Oct. 21, 2014 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank, today announced net income of $35.9 million, or $0.45 per share, for the third quarter of 2014.

FINANCIAL PERFORMANCE

	Three months ended September 30,
	2014	2013
Net income	$35.9 million	$32.5 million
Net income available to common stockholders	$35.9 million	$30.0 million
Basic earnings per common share	$0.45	$0.38
Diluted earnings per common share	$0.45	$0.38
Return on average assets	1.27%	1.22%
Return on average total stockholders' equity	9.14%	8.37%
Efficiency ratio	44.51%	51.01%

THIRD QUARTER HIGHLIGHTS

  Diluted earnings per share increased 18.4% to $0.45 per share for the third quarter of 2014 compared to $0.38 per share for the same quarter a year ago.
  Total loans increased $293.0 million, or 13.6% annualized, in the third quarter of 2014, to $8.9 billion at September 30, 2014, compared to $8.6 billion at June 30, 2014, and $8.1 billion at December 31, 2013.

"Our loan growth for the third quarter continued to be strong, increasing $293 million, or a 13.6%, annualized rate. For the first nine months, our loans increased by an annualized rate of 12.8%," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"We are also pleased that our core deposits increased $255 million, or 20.9% annualized in the third quarter as we continue to focus on growing our core deposits. In the first nine months our deposits increased by 11.9% on an annualized basis. Our total operating expenses in the third quarter were essentially flat compared to the second quarter as we begin to fully realize the operating efficiencies provided by our new core system," concluded Dunson Cheng.

THIRD QUARTER INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended September 30, 2014, was $35.9 million, an increase of $5.9 million, or 19.5%, compared to net income available to common stockholders of $30.0 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended September 30, 2014, was $0.45 compared to $0.38 for the same quarter a year ago due primarily to an increase in net interest income, a higher negative provision for credit losses in 2014, a decrease in the cost associated with debt redemption and the elimination of preferred stock dividends, which were partially offset by a decrease in securities gains.

Return on average stockholders' equity was 9.14% and return on average assets was 1.27% for the quarter ended September 30, 2014, compared to a return on average stockholders' equity of 8.37% and a return on average assets of 1.22% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $4.2 million, or 5.0%, to $86.8 million during the third quarter of 2014 compared to $82.6 million during the same quarter a year ago. The increase was due primarily to the increase in loan interest income and the decrease in interest expense from securities sold under agreements to repurchase, offset by the decrease in interest income from available-for-sale securities.

The net interest margin, on a fully taxable-equivalent basis, was 3.31% for the third quarter of 2014, compared to 3.37% for the second quarter of 2014 and 3.35% for the third quarter of 2013. The decrease in the net interest margin was due to the impact of interest rates swaps and higher levels of short term interest bearing cash deposits.

For the third quarter of 2014, the yield on average interest-earning assets was 4.06%, the cost of funds on average interest-bearing liabilities was 0.97%, and the cost of interest bearing deposits was 0.67%. In comparison, for the third quarter of 2013, the yield on average interest-earning assets was 4.15%, the cost of funds on average interest-bearing liabilities was 1.05%, and the cost of interest bearing deposits was 0.64%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, decreased to 3.09% for the quarter ended September 30, 2014, from 3.10% for the same quarter a year ago.

Provision for credit losses

Provision for credit losses was a credit of $5.1 million for the third quarter of 2014 compared to a credit of $3.0 million for the third quarter of 2013. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at September 30, 2014. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands)
Charge-offs:
Commercial loans	$ 252	$ 200	$ 7,592	$ 4,580
Construction loans	-	-	1,813	-
Real estate loans (1)	903	554	3,327	2,873
Real estate- land loans	-	-	-	1,318
Total charge-offs	1,155	754	12,732	8,771
Recoveries:
Commercial loans	4,148	436	10,852	2,015
Construction loans	32	1,236	57	2,256
Real estate loans (1)	2,194	1,225	6,293	4,229
Real estate- land loans	3	1,447	11	2,101
Installment and other loans	-	-	-	11
Total recoveries	6,377	4,344	17,213	10,612
Net recoveries	$ (5,222)	$ (3,590)	$ (4,481)	$ (1,841)

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $9.0 million for the third quarter of 2014, a decrease of $7.7 million, or 46.3%, compared to $16.7 million for the third quarter of 2013. The decrease in non-interest income in the third quarter of 2014 was primarily due to a decrease of $8.3 million in gains on sale of securities offset by increases of $363,000 in commissions from wealth management and $225,000 in income from venture capital investments.

Non-interest expense

Non-interest expense decreased $8.1 million, or 15.9%, to $42.6 million in the third quarter of 2014 compared to $50.7 million in the same quarter a year ago. The efficiency ratio was 44.51% in the third quarter of 2014 compared to 51.01% for the same quarter a year ago.

Costs associated with debt redemption decreased $6.3 million to $527,000 in the third quarter of 2014 compared to $6.9 million in the same quarter a year ago. The Company prepaid $171.2 million of advances from the Federal Home Loan Bank in the third quarter of 2014 whereas the Company prepaid $150.0 million of securities sold under agreements to repurchase in the same period a year ago. Amortization of core deposit premiums decreased $1.1 million to $214,000 in the third quarter of 2014 compared to $1.4 million in the same quarter a year ago, as a result of the full amortization of the core deposit premium from the General Bank acquisition. Other real estate owned ("OREO") expense decreased $1.5 million to income of $1.0 million in the third quarter of 2014 compared to expense of $527,000 in the same quarter a year ago, primarily due to increases in gains on sale of OREO of $787,000 and decreases in OREO expenses of $517,000. Partially offsetting the decreases was a $549,000 increase in FDIC and state assessments.

Income taxes

The effective tax rate for the third quarter of 2014 was 38.3% compared to 36.9% for the third quarter of 2013. The effective tax rate includes the impact of the utilization of low income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $8.86 billion at September 30, 2014, an increase of $773.7 million, or 9.6%, from $8.08 billion at December 31, 2013, primarily due to increases of $391.0 million, or 9.7%, in commercial mortgage loans, $161.5 million, or 11.9%, in residential mortgage loans, $151.4 million, or 6.6%, in commercial loans, and $79.8 million, or 36.0%, in real estate construction loans. The changes in loan balances and composition from December 31, 2013, are presented below:

	September 30, 2014	December 31, 2013	% Change
	(Dollars in thousands)
Commercial loans	$ 2,450,118	$ 2,298,724	7
Residential mortgage loans	1,516,711	1,355,255	12
Commercial mortgage loans	4,414,067	4,023,051	10
Equity lines	172,223	171,277	1
Real estate construction loans	301,459	221,701	36
Installment & other loans	3,676	14,555	(75)

Gross loans	$ 8,858,254	$ 8,084,563	10

Allowance for loan losses	(169,198)	(173,889)	(3)
Unamortized deferred loan fees	(12,903)	(13,487)	(4)

Total loans, net	$ 8,676,153	$ 7,897,187	10

Total deposits were $8.69 billion at September 30, 2014, an increase of $713.4 million, or 8.9%, from $7.98 billion at December 31, 2013, primarily due to a $228.2 million, or 17.7%, increase in money market deposits, a $172.4 million, or 18.5%, increase in time deposits under $100,000, a $151.1 million, or 10.5%, increase in non-interest bearing demand deposits, a $82.7 million, or 12.1%, increase in NOW deposits, and a $35.9 million, or 1.1%, increase in time deposits of $100,000 or more. The changes in deposit balances and composition from December 31, 2013, are presented below:

	September 30, 2014	December 31, 2013	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,593,003	$ 1,441,858	10
NOW deposits	766,622	683,873	12
Money market deposits	1,514,496	1,286,338	18
Savings deposits	542,454	499,520	9
Time deposits under $100,000	1,103,634	931,204	19
Time deposits of $100,000 or more	3,174,460	3,138,512	1
Total deposits	$ 8,694,669	$ 7,981,305	9

ASSET QUALITY REVIEW

At September 30, 2014, total non-accrual loans were $65.3 million, a decrease of $34.6 million, or 34.7%, from $99.9 million at September 30, 2013, and a decrease of $17.9 million, or 21.5%, from $83.2 million at December 31, 2013.

The allowance for loan losses was $169.2 million and the allowance for off-balance sheet unfunded credit commitments was $2.0 million at September 30, 2014, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, which is the sum of the allowances for loan losses and for off-balance sheet unfunded credit commitments, was $171.2 million at September 30, 2014, compared to $175.3 million at December 31, 2013, a decrease of $4.1 million, or 2.3%. The allowance for credit losses represented 1.93% of period-end gross loans and 259.7% of non-performing loans at September 30, 2014. The comparable ratios were 2.17% of period-end gross loans and 208.2% of non-performing loans at December 31, 2013. The changes in the Company's non-performing assets and troubled debt restructurings at September 30, 2014, compared to December 31, 2013, and to September 30, 2013, are highlighted below:

(Dollars in thousands)	September 30, 2014	December 31, 2013	% Change	September 30, 2013	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 662	$ 982	(33)	$ 499	33
Non-accrual loans:
Construction- residential loans	-	3,313	(100)	3,495	(100)
Construction- non-residential loans	25,728	25,273	2	25,500	1
Land loans	5,996	6,502	(8)	8,334	(28)
Commercial real estate loans, excluding land loans	17,834	13,119	36	27,662	(36)
Commercial loans	8,851	21,232	(58)	24,506	(64)
Residential mortgage loans	6,849	13,744	(50)	10,364	(34)
Total non-accrual loans:	$ 65,258	$ 83,183	(22)	$ 99,861	(35)
Total non-performing loans	65,920	84,165	(22)	100,360	(34)
Other real estate owned	29,025	52,985	(45)	49,777	(42)
Total non-performing assets	$ 94,945	$ 137,150	(31)	$ 150,137	(37)
Accruing troubled debt restructurings (TDRs)	$ 123,089	$ 117,597	5	$ 115,940	6

Allowance for loan losses	$ 169,198	$ 173,889	(3)	$ 181,452	(7)
Allowance for off-balance sheet credit commitments	2,018	1,362	48	2,074	(3)
Allowance for credit losses	$ 171,216	$ 175,251	(2)	$ 183,526	(7)

Total gross loans outstanding, at period-end	$ 8,858,254	$ 8,084,563	10	$ 7,832,013	13

Allowance for loan losses to non-performing loans, at period-end	256.67%	206.60%		180.80%
Allowance for credit losses to non-performing loans, at period-end	259.73%	208.22%		182.87%
Allowance for loan losses to gross loans, at period-end	1.91%	2.15%		2.32%
Allowance for credit losses to gross loans, at period-end	1.93%	2.17%		2.34%

Troubled debt restructurings on accrual status totaled $123.1 million at September 30, 2014, compared to $117.6 million at December 31, 2013. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets to total assets was 0.8% at September 30, 2014, compared to 1.3% at December 31, 2013. Total non-performing assets decreased $42.3 million, or 30.8%, to $94.9 million at September 30, 2014, compared to $137.2 million at December 31, 2013, primarily due to a $17.9 million, or 21.5%, decrease in non-accrual loans and a $24.0 million, or 45.2%, decrease in OREO.

CAPITAL ADEQUACY REVIEW

At September 30, 2014, the Company's Tier 1 risk-based capital ratio of 14.77%, total risk-based capital ratio of 16.05%, and Tier 1 leverage capital ratio of 12.66%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2013, the Company's Tier 1 risk-based capital ratio was 15.04%, total risk-based capital ratio was 16.35%, and Tier 1 leverage capital ratio was 12.48%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders for the nine months ended September 30, 2014, was $102.3 million, an increase of $20.7 million, or 25.4%, compared to net income attributable to common stockholders of $81.6 million for the same period a year ago, due primarily to increases in net interest income, a higher negative provision for credit losses, decreases in costs associated with debt redemption, decreases in amortization of core deposit premiums, decrease in professional services expense, and decreases in OREO expense partially offset by decreases in gains on sale of securities, increases in salaries and incentive compensation expense, and higher FDIC and state assessments. Diluted earnings per share attributable to common stockholders for the nine months ended September 30, 2014, was $1.28 compared to $1.03 for the same period a year ago. The net interest margin for the nine months ended September 30, 2014, increased to 3.35% from 3.33% for the same period a year ago.

Return on average stockholders' equity was 8.98% and return on average assets was 1.25% for the nine months ended September 30, 2014, compared to a return on average stockholders' equity of 7.78% and a return on average assets of 1.16% for the same period of 2013. The efficiency ratio for the nine months ended September 30, 2014, was 46.31% compared to 52.09% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its third quarter 2014 financial results. The call will begin at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-877-703-6103 and enter Participant Passcode 65821172. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 33 branches in California, nine branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Nevada, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"); higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2013 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations, (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
(Dollars in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 86,755	$ 82,608	5	$ 255,030	$ 242,734	5
Reversal for credit losses	(5,100)	(3,000)	70	(8,800)	(3,000)	193
Net interest income after provision for credit losses	91,855	85,608	7	263,830	245,734	7
Non-interest income	8,974	16,720	(46)	32,554	51,962	(37)
Non-interest expense	42,607	50,670	(16)	133,188	153,514	(13)
Income before income tax expense	58,222	51,658	13	163,196	144,182	13
Income tax expense	22,313	19,029	17	60,944	52,489	16
Net income	35,909	32,629	10	102,252	91,693	12
Net income attributable to noncontrolling interest	-	151	(100)	-	452	(100)
Net income attributable to Cathay General Bancorp	$ 35,909	$ 32,478	11	$ 102,252	$ 91,241	12
Dividends on preferred stock and noncash charge from repayment	-	(2,434)	(100)	-	(9,685)	(100)
Net income attributable to common stockholders	$ 35,909	$ 30,044	20	$ 102,252	$ 81,556	25

Net income attributable to common stockholders per common share:
Basic	$ 0.45	$ 0.38	18	$ 1.28	$ 1.03	24
Diluted	$ 0.45	$ 0.38	18	$ 1.28	$ 1.03	24

Cash dividends paid per common share	$ 0.07	$ 0.01	600.00	$ 0.19	$ 0.03	533.33

SELECTED RATIOS
Return on average assets	1.27%	1.22%	4	1.25%	1.16%	8
Return on average total stockholders' equity	9.14%	8.37%	9	8.98%	7.78%	15
Efficiency ratio	44.51%	51.01%	(13)	46.31%	52.09%	(11)
Dividend payout ratio	15.53%	2.43%	539	14.80%	2.59%	471

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.06%	4.15%	(2)	4.11%	4.19%	(2)
Total interest-bearing liabilities	0.97%	1.05%	(8)	0.98%	1.11%	(12)
Net interest spread	3.09%	3.10%	(0)	3.13%	3.08%	2
Net interest margin	3.31%	3.35%	(1)	3.35%	3.33%	1

CAPITAL RATIOS	September 30, 2014	September 30, 2013	December 31, 2013	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	14.77%	14.88%	15.04%	6.0%	4.0%
Total risk-based capital ratio	16.05%	16.65%	16.35%	10.0%	8.0%
Tier 1 leverage capital ratio	12.66%	12.36%	12.48%	5.0%	4.0%

	CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	September 30, 2014	December 31, 2013	% change

Assets
Cash and due from banks	$ 200,302	$ 153,747	30
Short-term investments and interest bearing deposits	597,747	516,938	16
Securities available-for-sale (amortized cost of $1,355,056 in 2014 and
$1,637,965 in 2013)	1,340,092	1,586,668	(16)
Trading securities	-	4,936	(100)
Loans	8,858,254	8,084,563	10
Less: Allowance for loan losses	(169,198)	(173,889)	(3)
Unamortized deferred loan fees, net	(12,903)	(13,487)	(4)
Loans, net	8,676,153	7,897,187	10
Federal Home Loan Bank stock	34,090	25,000	36
Other real estate owned, net	29,025	52,985	(45)
Affordable housing investments, net	96,504	84,108	15
Premises and equipment, net	100,673	102,045	(1)
Customers' liability on acceptances	21,820	32,194	(32)
Accrued interest receivable	24,986	24,274	3
Goodwill	316,340	316,340	-
Other intangible assets, net	3,459	2,230	55
Other assets	158,275	190,634	(17)

Total assets	$ 11,599,466	$ 10,989,286	6

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,593,003	$ 1,441,858	10
Interest-bearing deposits:
NOW deposits	766,622	683,873	12
Money market deposits	1,514,496	1,286,338	18
Savings deposits	542,454	499,520	9
Time deposits under $100,000	1,103,634	931,204	19
Time deposits of $100,000 or more	3,174,460	3,138,512	1
Total deposits	8,694,669	7,981,305	9

Securities sold under agreements to repurchase	550,000	800,000	(31)
Advances from the Federal Home Loan Bank	555,000	521,200	6
Other borrowings for affordable housing investments	18,882	19,062	(1)
Long-term debt	119,136	121,136	(2)
Acceptances outstanding	21,820	32,194	(32)
Other liabilities	69,575	55,418	26
Total liabilities	10,029,082	9,530,315	5
Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized,
83,905,576 issued and 79,698,011 outstanding at September 30, 2014, and 83,797,434 issued and 79,589,869 outstanding at December 31, 2013
	839	838	0
Additional paid-in-capital	787,889	784,489	0
Accumulated other comprehensive loss, net	(8,835)	(29,729)	(70)
Retained earnings	916,227	829,109	11
Treasury stock, at cost (4,207,565 shares at September 30, 2014,
and at December 31, 2013)	(125,736)	(125,736)	-

Total equity	1,570,384	1,458,971	8
Total liabilities and equity	$ 11,599,466	$ 10,989,286	6

Book value per common share	$19.62	$18.24	8
Number of common shares outstanding	79,698,011	79,589,869	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 100,151	$ 90,838	$ 290,337	$ 267,557
Investment securities- taxable	5,105	10,868	19,389	34,986
Investment securities- nontaxable	-	-	-	995
Federal Home Loan Bank stock	508	449	1,379	1,041
Deposits with banks	571	307	1,499	796

Total interest and dividend income	106,335	102,462	312,604	305,375

INTEREST EXPENSE
Time deposits of $100,000 or more	7,107	6,887	20,519	20,466
Other deposits	5,005	3,485	13,462	9,244
Securities sold under agreements to repurchase	5,858	8,402	19,731	29,778
Advances from Federal Home Loan Bank	153	150	849	375
Long-term debt	1,456	930	3,012	2,778
Short-term borrowings	1	-	1	-

Total interest expense	19,580	19,854	57,574	62,641

Net interest income before provision for credit losses	86,755	82,608	255,030	242,734
Reversal for credit losses	(5,100)	(3,000)	(8,800)	(3,000)

Net interest income after (reversal)/provision for credit losses	91,855	85,608	263,830	245,734

NON-INTEREST INCOME
Securities gains, net	361	8,688	6,827	27,157
Letters of credit commissions	1,559	1,698	4,547	4,608
Depository service fees	1,330	1,371	3,999	4,330
Other operating income	5,724	4,963	17,181	15,867

Total non-interest income	8,974	16,720	32,554	51,962

NON-INTEREST EXPENSE
Salaries and employee benefits	22,630	22,751	69,472	67,192
Occupancy expense	3,934	3,812	11,692	10,966
Computer and equipment expense	2,471	2,446	7,307	7,488
Professional services expense	5,991	5,813	16,410	18,484
FDIC and State assessments	2,261	1,712	6,692	5,431
Marketing expense	639	1,097	2,722	2,703
Other real estate owned (income)/expense	(1,011)	527	(629)	886
Operations of affordable housing investments	1,672	1,234	5,126	4,952
Amortization of core deposit intangibles	214	1,363	510	4,097
Costs associated with debt redemptions	527	6,861	3,348	22,557
Other operating expense	3,279	3,054	10,538	8,758

Total non-interest expense	42,607	50,670	133,188	153,514

Income before income tax expense	58,222	51,658	163,196	144,182
Income tax expense	22,313	19,029	60,944	52,489
Net income	35,909	32,629	102,252	91,693
Less: net income attributable to noncontrolling interest	-	151	-	452
Net income attributable to Cathay General Bancorp	35,909	32,478	102,252	91,241

Dividends on preferred stock and noncash charge from repayment	-	(2,434)	-	(9,685)
Net income attributable to common stockholders	$ 35,909	$ 30,044	$ 102,252	$ 81,556

Net income attributable to common stockholders per common share:
Basic	$ 0.45	$ 0.38	$ 1.28	$ 1.03
Diluted	$ 0.45	$ 0.38	$ 1.28	$ 1.03
Cash dividends paid per common share	$ 0.07	$ 0.01	$ 0.19	$ 0.03
Basic average common shares outstanding	79,677,952	78,894,262	79,639,202	78,853,333
Diluted average common shares outstanding	80,176,100	79,114,122	80,087,819	78,944,152

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended,
(In thousands)	September 30, 2014		September 30, 2013		June 30, 2014

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 8,705,723	4.56%	$ 7,732,167	4.66%	$ 8,409,737	4.65%
Taxable investment securities	1,288,207	1.57%	1,869,101	2.31%	1,510,183	1.78%
FHLB stock	32,057	6.29%	30,938	5.76%	27,979	6.04%
Deposits with banks	363,722	0.62%	160,985	0.76%	252,552	0.76%

Total interest-earning assets	$ 10,389,709	4.06%	$ 9,793,191	4.15%	$ 10,200,451	4.13%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 736,690	0.18%	$ 647,037	0.16%	$ 702,216	0.18%
Money market deposits	1,527,888	0.63%	1,234,091	0.58%	1,303,129	0.62%
Savings deposits	557,578	0.17%	471,849	0.07%	523,684	0.17%
Time deposits	4,345,065	0.83%	4,069,612	0.80%	4,260,700	0.81%
Total interest-bearing deposits	$ 7,167,221	0.67%	$ 6,422,589	0.64%	$ 6,789,729	0.66%
Securities sold under agreements to repurchase	603,804	3.85%	855,435	3.90%	700,000	3.98%
Other borrowed funds	102,267	0.60%	82,822	0.72%	222,618	0.90%
Long-term debt	119,136	4.85%	171,136	2.16%	119,760	2.77%
Total interest-bearing liabilities	7,992,428	0.97%	7,531,982	1.05%	7,832,107	1.00%

Non-interest-bearing demand deposits	1,549,463		1,353,451		1,498,654

Total deposits and other borrowed funds	$ 9,541,891		$ 8,885,433		$ 9,330,761

Total average assets	$ 11,179,433		$ 10,519,491		$ 10,930,390
Total average equity	$ 1,559,413		$ 1,547,606		$ 1,521,892

	For the nine months ended,
(In thousands)	September 30, 2014		September 30, 2013

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 8,426,226	4.61%	$ 7,524,439	4.75%
Taxable investment securities	1,458,936	1.78%	1,977,788	2.37%
Tax-exempt investment securities (2)	-	-	38,874	5.27%
FHLB stock	28,389	6.49%	35,685	3.90%
Deposits with banks	255,627	0.78%	182,820	0.58%

Total interest-earning assets	$ 10,169,178	4.11%	$ 9,759,606	4.19%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 707,421	0.17%	$ 623,554	0.16%
Money market deposits	1,369,838	0.62%	1,178,812	0.57%
Savings deposits	526,768	0.14%	483,715	0.08%
Time deposits	4,259,579	0.82%	3,975,160	0.80%
Total interest-bearing deposits	$ 6,863,606	0.66%	$ 6,261,241	0.63%
Securities sold under agreements to repurchase	669,963	3.94%	1,030,403	3.86%
Other borrowed funds	166,445	0.68%	67,613	0.74%
Long-term debt	120,003	3.36%	171,136	2.17%
Total interest-bearing liabilities	7,820,017	0.98%	7,530,393	1.11%

Non-interest-bearing demand deposits	1,498,181		1,284,579

Total deposits and other borrowed funds	$ 9,318,198		$ 8,814,972

Total average assets	$ 10,920,555		$ 10,471,330
Total average equity	$ 1,522,772		$ 1,576,872

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.
(2)

The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

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CONTACT: Heng W. Chen, (626) 279-3652